                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                          Tesoro Petroleum Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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

                          TESORO PETROLEUM CORPORATION
                             ---------------------

                 NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 20, 2002

                             ---------------------

     The 2002 Annual Meeting of Stockholders of Tesoro Petroleum Corporation (the "Company") will be held at the Embassy Suites Hotel, 110 West 600 South, Salt Lake City, Utah, at 8:00 A.M. Mountain time on Thursday, June 20, 2002, for the following purposes:

          1. To elect seven directors of the Company;

          2. To consider and act upon a proposal to amend our Amended and Restated Executive Long-Term Incentive Plan to increase the number of shares that can be granted thereunder;

          3. To consider and act upon a proposal to amend our 1995 Non-Employee Director Stock Option Plan to increase the number of shares for which options can be granted thereunder;

          4. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2002; and

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on May 1, 2002, are entitled to notice of and to vote at the annual meeting.

                                          By Order of the Board of Directors,

                                          JAMES C. REED, JR.
                                          Secretary

May 21, 2002
San Antonio, Texas

                             ---------------------

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE ANNUAL MEETING, OR IF YOU DO PLAN TO ATTEND BUT WISH TO VOTE BY PROXY, PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY. A RETURN ENVELOPE IS PROVIDED FOR THIS PURPOSE.

                          TESORO PETROLEUM CORPORATION

                                PROXY STATEMENT

                             ---------------------

                      2002 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 20, 2002

                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (sometimes referred to herein as the "Board") of Tesoro Petroleum Corporation ("Tesoro" or the "Company") of proxies to be voted at the 2002 Annual Meeting of Stockholders to be held on Thursday, June 20, 2002, and at any adjournment thereof.

     Each proxy will be voted as specified thereon by the stockholder. Any duly executed proxy not specifying the contrary will be voted (i) for the directors nominated for election at the meeting, (ii) in favor of the proposal to amend our Amended and Restated Executive Long-Term Incentive Plan to increase the number of shares that can be granted thereunder, (iii) in favor of the proposal to amend our 1995 Non-Employee Director Stock Option Plan to increase the number of shares for which options can be granted thereunder and (iv) for the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2002. A stockholder giving a proxy may revoke it by written notice received by the Secretary of the Company at any time before it is voted.

     At the close of business on May 1, 2002, the record date for the 2002 annual meeting, there were outstanding and entitled to vote 64,595,323 shares of our Common Stock. The holders of our Common Stock are entitled to one vote for each share held by them on all matters submitted to them. We have no other voting securities outstanding.

     A copy of our 2001 Annual Report to Stockholders, including our Annual Report on Form 10-K, has previously been mailed to all stockholders as of the record date.

     Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about May 21, 2002.

                            1. ELECTION OF DIRECTORS

     At the 2002 annual meeting, the stockholders are requested to elect seven directors, constituting the whole Board of Directors, to hold office until the 2003 Annual Meeting of Stockholders or until their successors are elected and qualified. Unless otherwise specified, all duly executed proxies received on a timely basis will be voted for the nominees set forth below. Each of such nominees has indicated his willingness to serve as a director, if elected, and we have no reason to believe that any nominee will be unable to serve. The persons designated as proxies, however, reserve full discretion to cast votes for other persons in the event that any one or more of the nominees are unable to serve.

     The election of director nominees requires a plurality of the votes cast at the election. Under Delaware law and our Restated Certificate of Incorporation and By-laws, shares as to which a stockholder withholds authority to vote on the election of directors ("Abstentions"), and shares as to which a broker indicates that it does not have discretionary authority to vote ("Broker Non-Votes") on the election of directors, will not be counted as voting thereon and will not affect the election of the nominees receiving a plurality of the votes cast.

     On August 1, 2001, James F. Clingman, Jr. and A. Maurice Myers were appointed to our Board of Directors. In connection with such appointments, the Board of Directors increased the number of directors that constitute the whole Board from seven to nine. Raymond K. Mason, Sr. and Murray L. Weidenbaum are retiring from our Board of Directors and will not be standing for reelection at the 2002 annual meeting. In connection with their retirements, the Board of Directors decreased the number of directors that constitute the whole Board to seven. The stockholders are being asked to elect seven directors to hold office until the 2003 Annual Meeting of Stockholders or until their successors are duly elected and qualified, and proxies cannot be voted for more than seven nominees.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Certain information as to each nominee for director is set forth in the table below and in the following paragraphs. Certain of the information appearing in the table and notes thereto has been furnished to us by the respective nominees.

                                                 SERVED AS
                                       AGE AT   DIRECTOR OF
                                       MAY 1,   THE COMPANY
NAME                                    2002       SINCE      OTHER POSITIONS AND OFFICES WITH THE COMPANY
----                                   ------   -----------   --------------------------------------------
James F. Clingman, Jr. ..............    64        2001                         (a)
Steven H. Grapstein..................    44        1992             Vice Chairman of the Board
                                                                      of Directors (b)(c)(d)
William J. Johnson...................    67        1996                       (a)(c)
A. Maurice Myers.....................    61        2001                         (c)
Donald H. Schmude....................    66        1999                         (c)
Bruce A. Smith.......................    58        1995         Chairman of the Board of Directors,
                                                              President and Chief Executive Officer(b)
Patrick J. Ward......................    71        1996                       (a)(d)

---------------

(a)  Member of the Compensation Committee (Mr. Mason, Chairman).

(b)  Member of the Executive Committee (Mr. Smith, Chairman).

(c)  Member of the Audit Committee (Mr. Grapstein, Chairman).

(d)  Member of the Governance Committee (Dr. Weidenbaum, Chairman).

                             ---------------------

     James F. Clingman, Jr. has been President and Chief Operating Officer of H.E. Butt Grocery Company ("H-E-B") since 1996. He also serves on the grocery firm's Board of Directors. Mr. Clingman joined H-E-B in 1975 as a district manager and has held a number of management positions with increasing responsibility since then.

     Steven H. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries ("Kuo"), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. He is also a director of several of the Kuo companies. Mr. Grapstein has been a Vice President of Oakville N.V., a Kuo subsidiary, since 1989.

     William J. Johnson has been a petroleum consultant since 1994 and President, director and sole shareholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held, independent oil and gas company. Mr. Johnson is on the Board of Directors of Devon Energy Corporation, a publicly held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.

     A. Maurice Myers serves as President, Chairman and Chief Executive Officer of Waste Management Inc., Houston. He joined Waste Management in November 1999 after holding the same positions at Yellow Corporation since 1996. Earlier, he served as President and Chief Executive Officer of America West Airlines from January 1994 to 1996 and held executive positions at Aloha Airlines. Mr. Myers is on the Board of Directors of Waste Management, Inc. and Hawaiian Electric Industries.

     Donald H. Schmude has 36 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.

     Bruce A. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of Tesoro since June 1996. He has been a director of Tesoro since July 1995. Mr. Smith was President and Chief Executive Officer of Tesoro from September 1995 to June 1996; Executive Vice President, Chief Financial Officer and Chief Operating Officer of Tesoro from July 1995 to September 1995; and Executive Vice President responsible for Exploration and Production and Chief Financial Officer of Tesoro from September 1993 to July 1995; and Vice President and Chief Financial Officer of Tesoro from September 1992 to September 1993. He is also a director of Noble Affiliates, Inc.

     Patrick J. Ward has 47 years of experience in international energy operations with Caltex Petroleum Corporation, a 50/50 joint venture of Chevron Corp. and Texaco, Inc., engaged in the business of refining and marketing. Prior to his retirement in 1995, he was Chairman, President and Chief Executive Officer of Caltex, positions he had held since 1990. Mr. Ward served on the Board of Directors of Caltex from 1989 to 1995.

     No director or nominee for election as director of the Company has a family relationship with any other director, nominee or executive officer of the Company.

                             ---------------------

     The Board of Directors met eight times during fiscal year 2001. Each member of the Board of Directors attended at least 75 percent of the meetings of the Board and committees on which such director served during fiscal year 2001. The Board of Directors has an Executive Committee and the following standing committees: Compensation Committee, Governance Committee and Audit Committee.

     The Executive Committee, between meetings of the Board, has and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company as provided in Article III of our By-laws and has and may exercise such other powers and authority as may be lawfully delegated to such committee by the Board, including the power and authority (i) to declare a dividend on our capital stock, (ii) to authorize the issuance of our capital stock, (iii) to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law, and (iv) to the extent authorized in any resolution or resolutions providing for the issuance of shares of stock adopted by the Board or the Executive Committee as provided in subsection (a) of Section 151 of the Delaware General Corporation Law, to fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series. The Executive Committee did not meet during fiscal year 2001.

     The Compensation Committee's primary purposes are (i) to review and approve all areas of senior executive compensation including but not limited to salary adjustments, cash incentive awards and stock incentives, and to review and approve the aggregate amount of all merit increases, cash incentive awards and stock incentives for our other executives; (ii) to administer and interpret our Amended Incentive Stock Plan of 1982, Amended and Restated Executive Long-Term Incentive Plan, the Key Employee Stock Option Plan and any future incentive plans, to the extent set forth in such plans; (iii) to review Company retirement matters, consider amendments to our retirement plans based on cost and benefit considerations, make recommendations to the Board of Directors with respect to such amendments and proposals, and review and approve any overall changes in retirement benefit formulas; (iv) to review new employment agreements, amendments and extensions of existing employment agreements, and to make recommendations to the Board of Directors with respect to such agreements; (v) to administer and interpret employment agreements and make recommendations to the Board of Directors with respect thereto; and (vi) to consult with the Board of Directors and review with the Board the actions of the Compensation Committee as appropriate. The Compensation Committee met eight times during fiscal year 2001.

     The Governance Committee considers and recommends to the Board from time to time suitable candidates for membership on the Board, including nominees recommended by stockholders. Stockholders wishing to submit a recommendation should write to the Governance Committee. Stockholders may also make nominations for director at annual or certain special stockholder meetings if they comply with the procedures described below. The Governance Committee also reviews and makes recommendations to the Board annually regarding (i) the organization and structure of the Board and the committees of the Board and selection of new director candidates; (ii) compensation for the members of the Board; (iii) guidelines on corporate governance issues; and (iv) the role and effectiveness of the Chief Executive Officer, the Board and each committee of the Board. The Governance Committee met four times during fiscal year 2001.

     The Audit Committee's primary purposes are (i) to aid the individual directors and the Board of Directors as a whole in performing and fulfilling their oversight responsibilities for financial information and reporting to the public and any regulatory body; (ii) to aid in maintaining the quality, reliability, credibility and integrity of accounting policies, financial reporting and disclosures; (iii) to oversee, recommend and support, with management and/or the Board of Directors, as appropriate, efforts to improve and maintain adequate standards and procedures for accounting and internal controls;
(iv) to provide open communication between the Board of Directors and accounting, legal, internal audit and the external auditors; and (v) to recommend and support, with management and/or the Board of Directors, as appropriate, efforts to assure our compliance with the requirements of the Foreign Corrupt Practices Act of 1977, as amended. The Audit Committee met six times during fiscal year 2001. The responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which was adopted by the Board of Directors and attached to the Proxy Statement for our 2001 Annual Meeting of Stockholders as Appendix A. All four members of the Audit Committee are "Independent" as this term is defined in the New York Stock Exchange ("NYSE") listing standards. For further information, see the Audit Committee Report on page 27.

                             ---------------------

     Under our By-laws, a stockholder of the Company entitled to vote for the election of directors, may, if he or she complies with the following procedures, make a nomination for director at a stockholder meeting. Nominations for director may be made by stockholders only after compliance with the procedures set forth in our By-laws. The following summary is qualified in its entirety by reference to the full text of the By-laws. Written notice of such stockholder's intent to make such nomination must be delivered to the Company (Attention:
Corporate Secretary) on a timely basis as set forth below and must contain (i) the name and address of the stockholder as it appears on our books and of the beneficial owner, if any, on behalf of whom such nomination is made, and (ii) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

     In the case of an annual meeting of stockholders, the required notice must be delivered not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided that, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the notice must be delivered no earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If the number of directors to be elected to the Board is increased and there is no public announcement specifying the size of the increased Board made by us at least 70 days prior to the first anniversary of the preceding year's annual meeting, a notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered not later than the close of business on the tenth day following the day on which the public announcement is first made by us. In the case of a special meeting of stockholders at which directors are proposed to be elected in the notice of meeting, the stockholder wishing to make a nomination for director must deliver the required written notice to the Company (Attention: Corporate Secretary) not earlier than the ninetieth day prior to the special meeting and not later than the close of business on the later of the sixtieth day prior to such meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

                             ---------------------

COMPENSATION OF DIRECTORS

     Each member of the Board of Directors who is not an officer of Tesoro receives (i) a base retainer of $18,000 per year and (ii) an additional $2,000 for each meeting of the Board of Directors or any committee thereof, including committee meetings held on the same day as a meeting of the Board of Directors. The non-executive Vice Chairman of the Board of Directors receives $25,000 per year for his service. In addition, the Chairmen of the Audit, Compensation, and Governance Committees each receives $5,000 per year for service in such positions. We provide group life insurance benefits in the amount of $100,000 and accidental death and dismemberment insurance up to a maximum of $350,000 for each of the members of the Board of Directors who are not our employees. The premium for such insurance ranged from $178 to $2,064 for each of these directors during fiscal year 2001.

     One-half of each of the director's annual retainer is paid in our Common Stock on an annual basis. Within 30 days after the annual meeting of our stockholders at which the director is elected, we issue a number of shares equal to one-half of the annual retainer in effect on the date of such meeting divided by the average of the closing prices for our Common Stock, as reported on the NYSE composite tape, for the ten trading days prior to such annual meeting. For any person elected to be a director between annual meetings, we will issue a pro rata number of shares for the time they will serve as a director during such year. The shares of our Common Stock issued to the directors will be held by us and will not be sold, pledged or otherwise disposed of and the shares will not be delivered to the directors until the earliest of (i) the first anniversary date of the annual meeting that immediately preceded the issuance of such shares or (ii) the next succeeding annual meeting of the stockholders or (iii) the date on which the person ceases to be a director; provided that, in the case of clause (iii), if the person ceases to be a director for any reason other than death or disability, the number of shares delivered shall be reduced pro rata for the period of time from termination as a director to the first anniversary date of the immediately preceding annual meeting of the stockholders. The directors have full voting rights with respect to such shares of our Common Stock.

     We had previously established an unfunded Non-Employee Director Retirement Plan that provided eligible directors with retirement payments upon meeting certain age or other requirements. However, to more closely align director compensation with shareholders' interests, in March 1997, the Board of Directors elected to freeze the Director Retirement Plan and transfer accrued benefits of each participating director to an account for each director in the Tesoro Petroleum Corporation Board of Directors Deferred Phantom Stock Plan. After the amendment and transfer, only those retired directors or beneficiaries who had begun receiving benefits remained participants in the Director Retirement Plan. By participating in the Phantom Stock Plan, each director waives any and all rights under the Director Retirement Plan. Under the Phantom Stock Plan, each current and future non-employee director shall have credited to his account as of the last day of the year a yearly accrual equal to $7,250 (limited to 15 accruals, including previous accruals of retirement benefits under the Director Retirement Plan); and each participant who is serving as a chairman of a committee of the Board of Directors immediately prior to his termination as director and who has served at least three years as a director shall have an additional $5,000 credited to his account. The Phantom Stock Plan allows for pro rata calculations of the yearly accrual in the event a director serves for part of a year. In addition, a participating director may elect to defer any part or all of the cash portion of his annual director retainer into his account.

Each transfer, accrual or deferral shall be credited quarterly to the participating director's account in units based upon the number of shares that could have been purchased with the dollars credited based upon the closing price of our Common Stock on the NYSE on the date the amount is credited. Dividends or other distributions accrue to the participating director's account. Participating directors are vested 100 percent at all times with respect to deferrals and, if applicable, the chairman fee portion of his account. Participating directors vest in the yearly accruals upon completion of three full years of service as a member of the Board. If a participating director voluntarily resigns or is removed from the Board prior to serving three years on the Board, he shall forfeit all amounts not vested. If a director dies, retires, or becomes disabled, he shall be 100 percent vested in his account without regard to services. Distributions from the Phantom Stock Plan shall be made in cash, based on the closing market price of our Common Stock on the NYSE on the business day immediately preceding the date on which the cash distribution is to be made, and such distributions shall be made in either a lump-sum distribution or in annual installments not exceeding ten years. Death, disability, retirement or cessation of status as a director of Tesoro constitute an event requiring a distribution. Upon the death of a participating director, the participating director's beneficiary will receive as soon as practicable the cash value of the participating director's account as of the date of death. At December 31, 2001, participating directors' accounts included the following units of phantom stock:
Mr. Clingman -- 529 units; Mr. Grapstein -- 8,512 units; Mr. Johnson -- 3,570 units; Mr. Mason -- 18,774 units; Mr. Myers -- 529 units; Mr. Schmude -- 3,135 units; Mr. Ward -- 5,570 units; and Mr. Weidenbaum -- 9,236 units.

     Under the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan, a director electing to participate may defer between 20 percent and 100 percent of his total cash compensation for the ensuing year, which deferred fees are credited to an interest-bearing account maintained by us. Interest is applied to each quarter's deferral at the prime rate published in The Wall Street Journal on the last business day of such quarter plus two percentage points (6.75 percent at December 31, 2001). All payments under the Deferred Compensation Plan are our sole obligation. Upon the death of a participating director, the balance in his account under the Deferred Compensation Plan is paid to his beneficiary or beneficiaries in one lump sum. In the event of the disability, retirement or the removal or resignation prior to the death, disability or retirement of a participating director, the balance in his account will be paid to such director in ten equal annual installments. In the event of a change of control (as "change of control" is defined in the Deferred Compensation Plan), the balance in each participating director's account will be distributed to him as a lump sum within 30 days after the date of the change of control. We also have an agreement with Frost National Bank of San Antonio, Texas, under which the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Trust was established for the sole purpose of creating a fund to provide for the payment of deferred compensation to participating directors under the Deferred Compensation Plan.

     Our 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") provides for the grant to non-employee directors of automatic, non-discretionary stock options, at an exercise price equal to the fair market value of our Common Stock as of the date of grant. Under the 1995 Plan, each person serving as a non-employee director on February 23, 1995, or elected thereafter, initially receives an option to purchase 5,000 shares of our Common Stock. Thereafter, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, is granted an option to purchase shares of our Common Stock (amounting to 1,000 shares prior to March 2000 and 3,000 shares thereafter) on the next day after each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held. All options under the 1995 Plan become exercisable six months after the date of grant. The 1995 Plan will terminate as to the issuance of stock options in February 2005. Under the 1995 Plan, two directors received individual grants of 5,000 shares each with an exercise price of $11.260 per share on August 1, 2001 upon their election to the Board and six directors received individual grants of 3,000 shares each with an exercise price of $15.180 per share on May 24, 2001. At May 1, 2002, we had 111,000 options outstanding and 16,000 shares available for future grants under the 1995 Plan. Since only 16,000 shares of our Common Stock currently are available for grant under the 1995 Plan, if the 1995 Plan Amendment (as defined below) is not approved at the annual meeting, each non-employee director will receive options to purchase fewer than 3,000 shares of our Common Stock on the day following the annual meeting.

                             ---------------------

STOCK OWNERSHIP

     The following table shows the beneficial ownership of our Common Stock reported to us as of May 1, 2002, including shares as to which a right to acquire ownership exists (for example, through the exercise of stock options) within the meaning of Rule 13d-3(d)(1) under the Exchange Act for each director and nominee, the Chief Executive Officer, our other four most highly compensated officers during 2001 and, as a group, such persons and other executive officers. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of our Common Stock listed.

                                                               BENEFICIAL OWNERSHIP OF
                                                                   COMMON STOCK ON
                                                                     MAY 1, 2002
                                                              -------------------------
                                                                             PERCENT OF
                                                               SHARES          CLASS
                                                              ---------      ----------
James F. Clingman, Jr. .....................................      5,472(a)     0.008
Steven H. Grapstein.........................................    973,635(a)(b)  1.507
William J. Johnson..........................................     17,335(a)     0.027
Raymond K. Mason, Sr. ......................................     36,763(a)     0.057
A. Maurice Myers............................................      5,472(a)     0.008
Donald H. Schmude...........................................     14,007(a)     0.022
Bruce A. Smith..............................................    913,593(c)     1.398
Patrick J. Ward.............................................     24,335(a)(d)  0.038
Murray L. Weidenbaum........................................     20,335(a)     0.031
William T. Van Kleef........................................    501,753(e)     0.771
James C. Reed, Jr. .........................................    318,344(f)     0.491
Stephen L. Wormington.......................................    245,769(g)     0.379
Thomas E. Reardon...........................................    187,423(h)     0.289
All directors and executive officers as a group (26
  individuals)..............................................  3,605,917(i)     5.389

---------------

(a) The shares shown include shares that non-employee directors had the right to acquire through the exercise of stock options on May 1, 2002, or within 60 days thereafter, as follows: Mr. Clingman -- 5,000 shares; Mr.
     Grapstein -- 16,000 shares; Mr. Johnson -- 14,000 shares; Mr. Mason -- 16,000 shares; Mr. Myers -- 5,000 shares; Mr. Schmude -- 12,000 shares; Mr. Ward -- 15,000 shares; and Dr. Weidenbaum -- 16,000 shares. The shares shown for each director also include 584 shares of restricted Common Stock as payment of one-half of each director's annual retainer for 2001 for each director listed above, except for Messrs. Clingman and Myers that include 472 such shares. Units of phantom stock payable in cash that have been credited to the directors under the Phantom Stock Plan and to Mr. Smith, Mr. Van Kleef and Mr. Reed under the 1998 Performance Plan are not included in the shares shown above.

(b) The shares shown include 946,300 shares of our Common Stock owned by Oakville N.V. Mr. Grapstein is an officer of Oakville N.V. As an officer, Mr. Grapstein shares voting and investment power with respect to such shares. In addition, the shares shown include 4,000 shares for which Mr. Grapstein disclaims beneficial ownership held in accounts for his minor children.

(c) The shares shown include 6,420 shares credited to Mr. Smith's account under our Thrift Plan and 777,425 shares that Mr. Smith had the right to acquire through the exercise of stock options on May 1, 2002, or within 60 days thereafter.

(d) The shares shown include 6,000 shares owned by P&L Family Partnership Ltd. that Mr. Ward and his spouse control through 57 percent ownership.

(e) The shares shown include 5,468 shares credited to Mr. Van Kleef's account under our Thrift Plan and 444,815 shares that Mr. Van Kleef had the right to acquire through the exercise of stock options on May 1, 2002, or within 60 days thereafter.

(f) The shares shown include 2,896 shares credited to Mr. Reed's account under our Thrift Plan and 256,395 shares that Mr. Reed had the right to acquire through the exercise of stock options on May 1, 2002, or within 60 days thereafter.

(g) The shares shown include 4,434 shares credited to Mr. Wormington's account under our Thrift Plan and 241,355 shares that Mr. Wormington had the right to acquire through the exercise of stock options on May 1, 2002, or within 60 days thereafter.

(h) The shares shown include 4,139 shares credited to Mr. Reardon's account under our Thrift Plan and 181,300 shares that Mr. Reardon had the right to acquire through the exercise of stock options on May 1, 2002, or within 60 days thereafter. The shares shown also include 1,334 shares held in the name of Mr. Reardon's spouse for which he disclaims beneficial ownership.

(i) The shares shown include 42,078 shares credited to the accounts of executive officers and directors under our Thrift Plan and 2,319,147 shares that directors and executive officers had the right to acquire through the exercise of stock options on May 1, 2002, or within 60 days thereafter. The shares shown also include 680 shares held by an executive officer's child for which the executive officer disclaims beneficial ownership. The shares shown also include 726 shares held in the name of an executive officer's spouse for which such executive officer disclaims beneficial ownership.
                             ---------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The Company is not aware of any person or group who, as of May 1, 2002, was the beneficial owner of more than five percent of the outstanding shares of our Common Stock.
                             ---------------------

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10 percent of our voting stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock or other of our equity securities. Except as described below, we believe that during the fiscal year ended December 31, 2001, our directors, executive officers and holders of more than 10 percent of our voting stock complied with all Section 16(a) filing requirements. Steven H. Grapstein and Sharon L. Layman owned, directly or indirectly, 104,000 PIES(SM) and 680 PIES(SM), respectively. On July 1, 2001, our PIES(SM) automatically converted into shares of our Common Stock. Mr. Grapstein and Ms. Layman each failed to file a Form 4 upon the conversion of the PIES(SM) into shares of our Common Stock, but each subsequently reported such conversions on a Form 5 filed on February 13, 2002.
                             ---------------------

                             EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

     The following table contains information concerning the annual and long-term compensation for services in all capacities to us for fiscal years ended December 31, 2001, 2000 and 1999, of those persons who were on December 31, 2001, (i) the Chief Executive Officer and (ii) our other four most highly compensated officers (collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG-TERM COMPENSATION
                                                                               ---------------------------------------
                                                                                         AWARDS
                                            ANNUAL COMPENSATION                --------------------------
                                --------------------------------------------                  SECURITIES     PAYOUTS
                                                                OTHER ANNUAL   RESTRICTED     UNDERLYING    ----------
NAME AND                                                        COMPENSATION      STOCK      OPTIONS/SARS      LTIP
PRINCIPAL POSITION              YEAR   SALARY($)    BONUS($)       ($)(A)      AWARD(S)($)      (#)(B)      PAYOUTS($)
------------------              ----   ---------   ----------   ------------   -----------   ------------   ----------
Bruce A. Smith................  2001   $772,962    $1,180,000       $ --          $ --              --         $ --
 Chairman of the Board of       2000    770,000     1,085,700         --            --         300,000           --
 Directors, President and       1999    708,077       850,000         --            --         300,000           --
 Chief Executive Officer
William T. Van Kleef..........  2001   $471,808    $  675,000       $ --          $ --              --         $ --
 Executive Vice President       2000    470,000       574,340         --            --         180,000           --
 and Chief Operating Officer    1999    452,308       460,000         --            --         180,000           --
James C. Reed, Jr. ...........  2001   $401,539    $  450,000       $ --          $ --              --         $ --
 Executive Vice President,      2000    400,000       376,000         --            --          85,000           --
 General Counsel and Secretary  1999    355,769       300,000         --            --          85,000           --
Stephen L. Wormington.........  2001   $326,018    $  333,000       $ --          $ --              --         $ --
 Executive Vice President,      2000    312,272       350,000         --            --          50,000           --
 Supply and Distribution,       1999    300,262       223,200         --            --          48,000           --
 Tesoro Refining and Marketing
 Company
Thomas E. Reardon.............  2001   $301,154    $  275,000       $ --          $ --              --         $ --
 Executive Vice President,      2000    277,885       253,800         --            --          60,000           --
 Corporate Resources            1999    239,616       190,000         --            --          60,000           --


NAME AND                           ALL OTHER
PRINCIPAL POSITION              COMPENSATION(C)
------------------              ---------------
Bruce A. Smith................    $2,988,427
 Chairman of the Board of          1,042,050
 Directors, President and          1,526,219
 Chief Executive Officer
William T. Van Kleef..........    $1,188,517
 Executive Vice President            618,329
 and Chief Operating Officer         717,127
James C. Reed, Jr. ...........    $1,138,016
 Executive Vice President,           159,070
 General Counsel and Secretary       962,956
Stephen L. Wormington.........    $   10,200
 Executive Vice President,            10,200
 Supply and Distribution,              9,600
 Tesoro Refining and Marketing
 Company
Thomas E. Reardon.............    $  418,008
 Executive Vice President,           311,257
 Corporate Resources                 561,437

---------------

(a) We made no payments to the named executive officers that are reportable as Other Annual Compensation. The aggregate amount of perquisites and other personal benefits was less than either $50,000 or 10 percent of the total annual salary and bonus reported for the named executive officers for all periods shown.

(b) Amounts represent traditional stock options granted to each named executive officer.

(c) All Other Compensation for 2001 includes amounts we contributed and earnings on the executive officers' accounts in a supplemental retirement plan, the Funded Executive Security Plan (see "Retirement Benefits" on page
     13) of $2,978,227, $1,178,317, $1,127,816 and $407,808 for Mr. Smith, Mr.
     Van Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $10,200 for each of the named executive officers. All Other Compensation for 2000 includes amounts contributed by us and earnings on the executive officers' accounts to the Funded Executive Security Plan of $1,031,850, $608,129, $148,870 and $301,057 for Mr. Smith, Mr. Van
     Kleef, Mr. Reed and Mr. Reardon, respectively; and amounts contributed to our Thrift Plan of $10,200 for each of the named executive officers. All Other Compensation for 1999 includes amounts contributed by us and earnings on the executive officers' accounts in the Funded Executive Security Plan of $1,517,927, $707,527, $953,356 and $551,837 for Mr. Smith, Mr. Van
     Kleef, Mr. Reed and Mr. Reardon, respectively, and amounts contributed to our Thrift Plan of $8,292 for Mr. Smith and $9,600 for each of the other four named executive officers.

OPTION GRANTS IN 2001

     No stock options were granted to the named executive officers during the year ended December 31, 2001.

AGGREGATED OPTION/SAR EXERCISED IN 2001 AND OPTION/SAR VALUES AT DECEMBER 31,
2001

     The following table reflects the number of shares acquired by exercising options and the value received thereon by the named executive officers, the number of unexercised stock options remaining at year-end 2001 and the potential value thereof based on the year-end market price of our Common Stock of $13.109375 per share.

                                                         NUMBER OF SECURITIES
                                                        UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                            OPTIONS/SARS AT          IN-THE-MONEY OPTIONS/SARS
                            SHARES                       DECEMBER 31, 2001(#)         AT DECEMBER 31, 2001($)
                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                      EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   -----------   -----------   -------------   -----------   -------------
Bruce A. Smith..........    100,000     $1,121,097      952,425(a)     445,475      $1,037,899      $732,414
William T. Van Kleef....     22,000        198,105      444,815        266,505         286,716       439,449
James C. Reed, Jr. .....         --             --      256,395        118,465         390,619       207,517
Stephen L. Wormington...     40,000        279,850      241,335         72,445         174,928       121,803
Thomas E. Reardon.......     16,000        159,360      181,300         84,500         239,094       146,483

---------------

(a) The number of exercisable options/SARs includes 175,000 phantom stock options that were granted to Mr. Smith in 1997.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company has prepared the following report regarding 2001 executive compensation. The Compensation Committee, which is composed entirely of non-employee directors, is responsible for the review, interpretation and administration of all components of the Company's senior executive compensation programs and for the review and approval of the aggregate cost-related aspects of other compensation. The Compensation Committee works closely with the entire Board of Directors in the execution of its duties. This report is required by rules established by the Securities and Exchange Commission and provides specific information regarding compensation for the Company's Chairman, President and Chief Executive Officer and for the other officers named in the Summary Compensation Table, as well as general compensation information of all executive officers of the Company.

   COMPENSATION PHILOSOPHY AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAMS

     It is the philosophy of the Company and the Compensation Committee that all compensation programs should (i) link pay and performance and (ii) attract, motivate, reward and retain the executive talent required to achieve corporate objectives. The Company also focuses on compensation tied to stock price performance, since this form of compensation provides a clear link between senior executive rewards and enhanced shareholder value. Several times a year, the Compensation Committee works with a nationally recognized compensation consulting firm that assists the Compensation Committee with the design, implementation and communication of various compensation plans.

     The Compensation Committee determines competitive levels of compensation using published compensation surveys (for energy and general industry companies of comparable size to the Company as measured by revenues), information obtained from its compensation consulting firm, and an analysis of compensation data contained in the proxy statements for the energy industry peer companies included in the Company's Total Shareholder Return Graph (the "Performance Graph") and for peer companies of comparable size in other commodity processing industries.

     The Company's compensation programs for executives include base salaries, annual performance incentives, long-term incentives and certain executive benefits. Each of these compensation programs is further detailed below.

            DESCRIPTION OF THE 2001 EXECUTIVE COMPENSATION PROGRAMS

  Base Salaries

     Base salaries for the Company's senior executive officers in 2001 were reviewed through comparisons with the market survey data described above. The Compensation Committee does not consider any financial performance criteria on a formula basis in determining salary increases. Rather, the Compensation Committee, using its discretion, considers market base salary rates at the fiftieth percentile of energy and general industry companies of comparable size to the Company (as measured by revenues), average annual salary increases for executives in companies of various sizes across the country, and overall corporate financial performance. The Compensation Committee also makes a subjective review of individual performance in making decisions on base salaries for senior executives. These criteria are assessed in a non-formula fashion and are not weighted. As a result of this review, no base salary adjustments were made for the named executive officers, other than Messrs. Wormington and Reardon.

  Annual Performance Incentives

     Under the Company's 2001 annual incentive strategy, senior executive target awards were set to bring total annual compensation to the fiftieth percentile of the market survey data upon achievement of target performance, with an opportunity to achieve top quartile payouts for outstanding results.

     For 2001, the strategy was structured so that 50 percent of the annual incentive opportunity was tied to corporate financial results and 50 percent was tied to business unit and/or individual performance. The corporate financial objective for the year was earnings per share. The individual/business unit component of the program was assessed using discretion, but reflected such performance indicators as safety, environmental performance, operating profit and cost management.

     Annual incentive awards earned in 2001 by the named executive officers were paid above target, but below maximum levels, based on corporate results and individual performance.

  Long-Term Incentives

     The Company believes that its executive officers should have an ongoing stake in the success of the Company. The Company also believes these key employees should have a considerable portion of their total compensation tied to the Company's stock price performance since stock-related compensation is directly tied to shareholder value.

     However, in 2001, the Compensation Committee did not provide any stock options or other long-term incentive grants to the named executive officers, since the Company was examining its long-term incentive strategy in light of market conditions and the Company's significant growth.

     In addition to its ongoing stock option program, the Company established a special long-term incentive plan, the 1998 Performance Incentive Compensation Plan (the "1998 Performance Plan"). The 1998 Performance Plan provides awards in the form of phantom stock for the Company's top three executive officers (including the Chief Executive Officer) and cash bonus opportunities to other eligible employees if specified stock price targets are achieved. The 1998 Performance Plan's targeted objectives are for the fair market value of our Common Stock to equal or exceed an average of $35 per share (the "First Performance Target") and $45 per share (the "Second Performance Target") on any 20 consecutive trading days during a period commencing on October 1, 1998, and ending on the earlier of September 30, 2002, or the date on which the Second Performance Target is achieved (the "Performance Period"). Upon achievement of the First Performance Target, 25 percent of the awards would be vested, with payout deferred until the end of the Performance Period. The remaining 75 percent would be vested only upon achievement of the Second Performance Target during the Performance Period.

  Other Executive Benefits and Perquisites

     The Company also provides certain benefits and perquisites to its key executive officers. These benefits and perquisites are not tied to any formal performance criteria and are intended to serve as part of a competitive total compensation package. These benefits and perquisites include, but are not limited to, supplemental retirement plans, change-in-control arrangements, and, for three of the senior executive officers (including the Chief Executive Officer), a flexible perquisites program (with a dollar limit placed on perquisite expenses) and employment agreements. Levels of Company benefits and perquisites for executives were in line with market fiftieth to seventy-fifth percentile levels.

        DISCUSSION OF 2001 COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

     The discussion below applies to Mr. Smith's 2001 compensation.

  Base Salary

     In view of the criteria described earlier in this report, Mr. Smith's annual base salary of $770,000 was not increased in 2001.

  Annual Incentive Award

     Based on the Company's performance on the measures described under the Annual Performance Incentives section above, the Compensation Committee provided Mr. Smith with an annual incentive award of $1,180,000 for 2001. This award was between the target and maximum award levels provided under the program, since corporate and individual performance for Mr. Smith exceeded target.

  Stock Options

     Mr. Smith did not receive stock options or other long-term incentive awards in 2001, since the Company was reviewing its long-term incentive strategy.

             LIMITATION OF TAX DEDUCTION FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code limits the tax deductibility by a publicly held corporation of compensation in excess of $1 million paid to the Chief Executive Officer or any other of its four most highly compensated executive officers, unless that compensation is "performance-based compensation" as defined by the Internal Revenue Code. The Company believes that its stock option grants qualify as performance-based compensation and are not subject to any deductibility limitations under Section 162(m). The Compensation Committee considers deductibility under Section 162(m) with respect to other compensation arrangements with executive officers. However, the Compensation Committee and the Board believe that it is in the best interest of the Company that the Compensation Committee retain its flexibility and discretion to make compensation awards, whether or not deductible, in order to foster achievement of performance goals established by the Compensation Committee as well as other corporate goals that the Compensation Committee deems important to the Company's success, such as encouraging employee retention and rewarding achievement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Raymond K. Mason, Sr., Chairman
James F. Clingman, Jr.
William J. Johnson
Patrick J. Ward

May 13, 2002

PERFORMANCE GRAPH

     The Stock Price Performance Graph below compares the cumulative total return of our Common Stock to the cumulative total return of the S&P 500 Composite Index and to a composite peer group of companies. The composite peer group (the "Peer Group") included the following: Frontier Oil Corporation; Giant Industries, Inc.; Holly Corporation; Sunoco, Inc.; Tosco Corporation (through its last publicly traded date); Ultramar Diamond Shamrock Corporation (through its last publicly traded date); and Valero Energy Corporation. The line graph below is for the period of five fiscal years commencing December 31, 1996 and ending December 31, 2001.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
        AMONG THE COMPANY, THE S&P 500 INDEX AND A COMPOSITE PEER GROUP

                              [PERFORMANCE GRAPH]

--------------------------------------------------------------------------------------
                       12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
--------------------------------------------------------------------------------------
 Tesoro Petroleum
  Corporation          $100.00    $110.71    $ 86.61    $ 82.59    $ 83.04    $ 93.64
 S&P 500 Index         $100.00    $133.36    $171.48    $207.56    $188.66    $166.24
 Peer Group            $100.00    $142.32    $106.00    $ 97.19    $137.31    $180.85

* Assumes that the value of the investment in Common Stock and each index was $100 on December 31, 1996, and that all dividends were reinvested. Investment is weighted on the basis of market capitalization.

NOTE: The stock price performance shown on the graph is not necessarily indicative of future price performance.

RETIREMENT BENEFITS

     We maintain a noncontributory qualified Retirement Plan that covers officers and other eligible employees. Benefits under the plan are payable on a straight life annuity basis and are based on the average monthly earnings and years of service of participating employees. Average monthly earnings used in calculating retirement benefits are primarily salary and bonuses received by the participating employee during the 36 consecutive months that produce the highest average monthly rate of earnings out of the last 120 months of service.

     In addition, we maintain an unfunded executive security plan, the Amended Executive Security Plan ("Amended Plan"), for executive officers and other defined key personnel. The Amended Plan provides for a monthly retirement income payment during retirement equal to a percentage of a participant's Earnings.

"Earnings" is defined under the Amended Plan to mean a participant's average monthly rate of total compensation, primarily salary and bonus earned, including performance bonuses and incentive compensation paid after December 1, 1993, in the form of stock awards of our Common Stock (excluding stock awards under the special incentive compensation strategy and contingent awards under the 1998 Performance Plan for the 36 consecutive calendar months within the last ten-year period that produce the highest average monthly rate of compensation for the participant. The monthly retirement benefit percentage is defined as the sum of 4 percent of Earnings for each of the first ten years of employment, plus 2 percent of Earnings for each of the next ten years of employment, plus 1 percent of Earnings for each of the next ten years of employment. The maximum percentage is 70 percent. The Amended Plan provides for the payment by us of the difference, if any, between (a) the total retirement income payment calculated above and (b) the sum of retirement income payments from our Retirement Plan and Social Security benefits.

     We also maintain the Funded Executive Security Plan ("Funded Plan"), which covers selected persons approved by the Chief Executive Officer. Participants in the Funded Plan are also participants in the Amended Plan. The Funded Plan provides participants with substantially the same aftertax benefits as the Amended Plan. Advance payments are made to the extent a participant is expected to incur a pre-retirement tax liability as a result of his participation in the Funded Plan. The Funded Plan is funded separately for each participant on an actuarially determined basis through a bank trust whose primary asset is an insurance contract providing for a guaranteed rate of return for certain periods. Amounts payable to participants from the Funded Plan reduce amounts otherwise payable under the Amended Plan.

     The following table shows the estimated annual benefits payable upon retirement under our Retirement Plan, Amended Plan and the Funded Plan for employees in specified compensation and years of benefit service classifications without reference to any amount payable upon retirement under the Social Security law or any amount advanced before retirement. The estimated annual benefits shown are based upon the assumption that the plans continue in effect and that the participant receives payments for life. As of January 1, 2002, the federal tax law generally limits maximum annual retirement benefits payable by the Retirement Plan to any employee to $160,000, adjusted annually to reflect increases in the cost of living. However, since the Amended Plan and the Funded Plan are not qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), it is possible for certain retirees to receive annual benefits in excess of this statutory limitation.

HIGHEST AVERAGE                                  NUMBER OF YEARS OF BENEFIT SERVICE
ANNUAL RATE OF                      ------------------------------------------------------------
COMPENSATION                           10          15           20           25           30
---------------                     --------   ----------   ----------   ----------   ----------
$ 400,000.........................  $160,000   $  200,000   $  240,000   $  260,000   $  280,000
$ 500,000.........................  $200,000   $  250,000   $  300,000   $  325,000   $  350,000
$ 600,000.........................  $240,000   $  300,000   $  360,000   $  390,000   $  420,000
$ 700,000.........................  $280,000   $  350,000   $  420,000   $  455,000   $  490,000
$ 800,000.........................  $320,000   $  400,000   $  480,000   $  520,000   $  560,000
$ 900,000.........................  $360,000   $  450,000   $  540,000   $  585,000   $  630,000
$1,000,000........................  $400,000   $  500,000   $  600,000   $  650,000   $  700,000
$1,100,000........................  $440,000   $  550,000   $  660,000   $  715,000   $  770,000
$1,200,000........................  $480,000   $  600,000   $  720,000   $  780,000   $  840,000
$1,300,000........................  $520,000   $  650,000   $  780,000   $  845,000   $  910,000
$1,400,000........................  $560,000   $  700,000   $  840,000   $  910,000   $  980,000
$1,500,000........................  $600,000   $  750,000   $  900,000   $  975,000   $1,050,000
$1,600,000........................  $640,000   $  800,000   $  960,000   $1,040,000   $1,120,000
$1,700,000........................  $680,000   $  850,000   $1,020,000   $1,105,000   $1,190,000
$1,800,000........................  $720,000   $  900,000   $1,080,000   $1,170,000   $1,260,000
$1,900,000........................  $760,000   $  950,000   $1,140,000   $1,235,000   $1,330,000
$2,000,000........................  $800,000   $1,000,000   $1,200,000   $1,300,000   $1,400,000

     The years of benefit service as of December 31, 2001, for the named executive officers were as follows: Mr. Smith -- 9 years; Mr. Van Kleef -- 8 years; Mr. Reed -- 27 years; Mr. Wormington -- 6 years; and Mr. Reardon -- 21 years.

     In addition to the retirement benefits described above, the Amended Plan provides for a pre-retirement death benefit payable over eight years of four times a participant's annual base pay as of December 1 preceding a participant's date of death, less the amount payable from the Funded Plan at the date of death. The amount payable from the Funded Plan at death is based on the actuarial value of the participant's vested accrued benefit, payable in 96 monthly installments or as a life annuity if a surviving spouse is the designated beneficiary.

EMPLOYMENT CONTRACTS, MANAGEMENT STABILITY AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

     Under an employment agreement dated November 1, 1997, as amended effective October 28, 1998, Mr. Smith is employed at an annual base salary of $770,000. Mr. Smith's employment agreement is for a term of three years and renews for an additional year on the first of November of each year, unless we terminate the agreement in accordance with its terms. Under separate employment agreements, also effective October 28, 1998, Mr. Van Kleef and Mr. Reed are employed at annual base salaries of $470,000 and $400,000, respectively. Messrs. Van Kleef's and Reed's employment agreements each has a term of two years and renews for an additional year on the twenty-third day of October of each year, unless we terminate the agreement in accordance with its terms. In addition to their base salaries, each of the employment agreements for the above executives provides that we shall establish an annual incentive compensation strategy for executive officers in which each executive shall be entitled to participate in a manner consistent with his position with us and the evaluations of his performance by the Board of Directors or any appropriate committee thereof. The target incentive bonus under the 2001 annual incentive compensation strategy was a percentage of the respective executive officer's annual base salary and was 75 percent for Mr. Smith, 70 percent for Mr. Van Kleef and 55 percent for Mr. Reed. Each of the employment agreements also provides that the executive will receive an annual amount ("flexible perquisite amount") to cover various business-related expenses such as dues for country, luncheon or social clubs; automobile expenses; and financial and tax planning expenses. The executive may elect at any time by written notice to us to receive in cash any of such flexible perquisite amount that has not been paid to or on behalf of the executive. The annual flexible perquisite amount is $30,000, $20,000 and $20,000 for Mr. Smith, Mr. Van Kleef and Mr. Reed, respectively. Each employment agreement also provides that we will pay initiation fees for social clubs and reimburse the executive for related tax expenses to the extent the Board of Directors, or a duly authorized committee thereof, determines such fees are reasonable and in our best interest.

     Each of the employment agreements with Mr. Smith, Mr. Van Kleef and Mr. Reed provides that in the event we should terminate such executive officer's employment without cause, if he should resign his employment for "good reason" (as "good reason" is defined in the employment agreements), or if we shall not have offered to such executive officer prior to the termination date of his employment agreement the opportunity to enter into a new employment agreement, with terms, in all respects, no less favorable to the executive than the terms of his current employment agreement, such executive will be paid a lump-sum payment equal to (i) three times (in the case of Mr. Smith) and two times (in the case of Messrs. Van Kleef and Reed) the sum of (a) his base salary at the then current rate and (b) the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs and (ii) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. Each executive shall also receive all unpaid bonuses for the year prior to the year in which the termination occurs and shall receive (i) for a period of three years (in the case of Mr. Smith) and two years (in the case of Messrs. Van Kleef and Reed) continuing coverage and benefits comparable to all life, health and disability insurance plans that we from time to time make available to our management executives and their families, (ii) a lump-sum payment equal to three times (in the case of Mr. Smith) and two times (in the case of Messrs. Van Kleef and Reed) the flexible perquisites amount, and (iii) three years (in the case of Mr. Smith) and two years (in the case of Messrs. Van Kleef and Reed) additional service credit under our Amended Plan and our Funded Plan, or successors thereto, applicable to such executive on the date of termination. All unvested stock options held by the executive on the date of the termination shall become immediately vested, and all restrictions on "restricted stock" then held by the executive shall terminate, except for awards under the 1998 Performance Plan.

     Each employment agreement further provides that, in the event such executive officer's employment is involuntarily terminated within two years of a change of control or if the executive officer's employment is voluntarily terminated "for good reason," as defined in each of the employment agreements, within two years of a change of control, he shall be paid within ten days of such termination (i) a lump-sum payment equal to three times his base salary at the then current rate; (ii) a lump-sum payment equal to the sum of (a) three times the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to such executive for the year in which the termination occurs prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination; and (iii) a lump-sum payment equal to the amount of any accrued but unpaid bonuses. We (or our successor) shall also provide (i) for a period of three years continuing coverage and benefits comparable to all of our life, health and disability plans in effect at the time a change of control is deemed to have occurred; (ii) a lump-sum payment equal to three times the flexible perquisites amount; and (iii) three years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, applicable to such executive on the date of termination. A change in control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which we are not the continuing or surviving corporation or pursuant to which shares of our Common Stock would be converted into cash, securities or other property, other than a merger of the Company where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were our directors immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were our directors immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets, or (ii) our shareholders shall approve any plan or proposal for the liquidation or dissolution of us, or (iii) (A) any "person" (as such term is used in

Sections 13(d) and 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries or any employee benefit plan sponsored by us or one of our subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20 percent or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of two years thereafter, individuals who immediately prior to the beginning of such period constituted our Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by our shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

     Each employment agreement further provides that if remuneration or benefits of any form paid to them by us or any trust funded by us during or after their employment with us are excess parachute payments as defined in Section 280G of the Code, and are subject to the 20 percent excise tax imposed by Section 4999 of the Code, we shall pay Mr. Smith, Mr. Van Kleef and Mr. Reed a bonus no later than seven days prior to the due date for the excise tax return in an amount equal to the excise tax payable as a result of the excess parachute payment and any additional federal income taxes (including any additional excise taxes) payable by them as a result of the bonus, assuming that they will be subject to federal income taxes at the highest individual marginal tax rate.

     We have separate Management Stability Agreements ("Stability Agreements") with Mr. Wormington and Mr. Reardon that are operative only in the event of a change of control. The Stability Agreements provide that, if either Mr. Wormington's or Mr. Reardon's employment is involuntarily terminated within two years of a change of control or if either Mr. Wormington or Mr. Reardon voluntarily terminates his employment "for good reason," as defined in the Stability Agreements, within two years of a change of control, he shall be paid within ten days of such termination (i) a lump-sum payment equal to two times his base salary at the then current rate and (ii) a lump-sum payment equal to the sum of (a) two times the sum of the target bonuses under all of our incentive bonus plans applicable to Mr. Wormington and Mr. Reardon, respectively, for the year in which the termination occurs or the year in which the change of control occurred, whichever is greater, and (b) if termination occurs in the fourth quarter of a calendar year, the sum of the target bonuses under all of our incentive bonus plans applicable to Mr. Wormington and Mr. Reardon, as applicable, for the year in which the termination occurs, prorated daily based on the number of days from the beginning of the calendar year in which the termination occurs to and including the date of termination. We (or our successor) shall also provide continuing coverage and benefits comparable to all of our life, health and disability plans for a period of 24 months from the date of termination and Mr. Wormington and Mr. Reardon would each receive two years additional service credit under the Amended Plan and the Funded Plan, or successors thereto, applicable to such executive on the date of termination. A change of control shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which we are not the continuing or surviving corporation or pursuant to which shares of our Common Stock would be converted into cash, securities or other property, other than our merger where a majority of the Board of Directors of the surviving corporation are, and for a two-year period after the merger continue to be, persons who were our directors immediately prior to the merger or were elected as directors, or nominated for election as director, by a vote of at least two-thirds of the directors then still in office who were our directors immediately prior to the merger, or (b) any sale, lease, exchange or transfer (in one transaction or a series of related transactions) of all or substantially all of our assets, or (ii) our shareholders shall approve any plan or proposal for our liquidation or dissolution, or (iii) (A) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us or one of our subsidiaries or any employee benefit plan sponsored by us or one of our subsidiaries, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of our securities representing 20 percent or more of the combined voting power of our then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, and (B) at any time during a period of one year thereafter, individuals who immediately prior to the beginning of such period constituted our Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination by the Board of Directors for election by our shareholders of each new director during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period, or (iv) there shall be, in the case of Mr. Wormington, (A) a direct or indirect sale of all or substantially all of the assets of our refining and marketing business, or (B) the sale of one of our subsidiaries (or affiliates) that conducts all or substantially all of our refining and marketing business, or (C) a merger, joint venture or other business combination involving our refining and marketing business, and as a result of such sale of assets, sale of stock, merger, joint venture or other business combination, we shall cease to have the power to elect a majority of the Board of Directors (or the other equivalent governing or managing body) of the entity that acquires, or otherwise controls or conducts our refining and marketing business.

     In order to participate in the 1998 Performance Plan, the parties to the employment agreements and management stability agreements described above are required to acknowledge that the rights and benefits under the 1998 Performance Plan shall not be deemed an "incentive bonus plan" or other bonus or compensation arrangement that shall be accelerated, multiplied or otherwise required to be provided or enhanced under the employment agreement or management stability agreement.

            2.  INCREASE IN THE NUMBER OF SHARES THAT CAN BE GRANTED
               UNDER THE TESORO PETROLEUM CORPORATION AMENDED AND
           RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN ("1993 PLAN")

     On March 6, 2002, the Board of Directors unanimously approved, subject to the approval of the stockholders, an amendment (the "1993 Plan Amendment") to the 1993 Plan, a copy of which is attached as Exhibit A to this Proxy Statement and is incorporated herein by reference. The Board of Directors is unanimously recommending that our stockholders approve the 1993 Plan Amendment, which would increase the total number of shares of our Common Stock available for grant under the 1993 Plan from 5,250,000 to 7,250,000. Based upon advice from its independent compensation consulting firm, the Board of Directors believes that the current number of shares available for grant under the 1993 Plan is insufficient to provide for the future participation of employees who are eligible for grants under the 1993 Plan and is below the market median of shares reserved for stock-based pay. The increase in the total number of shares under the 1993 Plan is necessary because as of May 13, 2002, only 35,975 shares were available for grant.

     Persons eligible to participate in the 1993 Plan include all full-time active employees of the Company and its subsidiaries as determined by the Compensation Committee of our Board of Directors. Following the Board of Directors' approval in November 1999 of our Key Employee Stock Option Plan, as amended (the "1999 Plan"), participation in the 1993 Plan has been limited to executive officers of the Company. It is presently anticipated that 21 executive officers of the Company would be considered eligible to receive future stock incentives under the 1993 Plan.

SUMMARY OF THE 1993 PLAN

     The Amended and Restated Executive Long-Term Incentive Plan was approved by our stockholders at the annual meeting of stockholders held on February 9, 1994, and replaced the Company's Amended Incentive Stock Plan of 1982, as amended (the "1982 Plan"), although grants under the 1982 Plan that have not been fully exercised remain outstanding pursuant to their terms. The material provisions of the 1993 Plan, as amended to date and as proposed to be further amended as described in this proxy statement, are summarized as follows, but are qualified in entirety by reference to the full text of the 1993 Plan. Persons eligible to participate in the 1993 Plan include all full-time, active employees of the Company, including directors who are also employees of the Company. The 1993 Plan is administered by the Compensation Committee of the Board of Directors consisting of directors who are not employees of the Company (the "Compensation Committee"). Subject to the provisions of the 1993 Plan, the Compensation Committee may, from time to time, select from all eligible employees, those to whom awards will be granted.

     The 1993 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation

Committee deems appropriate. It permits the issuance of awards in a variety of forms, including (i) restricted stock, (ii) incentive stock options, (iii) nonqualified stock options (incentive and nonqualified stock options are referred to collectively as "options"), (iv) SARs, and (v) performance share and performance unit awards. The 1993 Plan provides for the grant of up to 5,250,000 shares of our Common Stock that, subject to stockholder approval at this meeting, will be increased to 7,250,000 shares. The closing price per share of our Common Stock as traded on the NYSE on May 1, 2002, was $10.36. If any award granted under the 1993 Plan is canceled, terminates, expires or lapses for any reason, subject to certain limited exceptions, any shares subject to such award will become available for additional awards under the 1993 Plan. However, in the event that prior to the award's cancellation, termination, expiration or lapse, the holder of the award at any time received one or more "benefits of ownership" pursuant to such award (as defined by the SEC, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the shares subject to such award will not be made available for regrant under the 1993 Plan. In the event of a stock dividend, stock split, recapitalization or similar event, the Compensation Committee will equitably adjust the aggregate number of shares subject to the 1993 Plan, the number of shares subject to each outstanding award and the exercise prices of outstanding options.

     The 1993 Plan may be amended, modified or terminated by the Board of Directors. However, without stockholder approval, no such amendment, modification or termination may: (a) with limited exceptions, materially increase the total number of shares that may be issued, (b) materially modify the eligibility requirements for participation or (c) materially increase the benefits accruing to participants. Unless earlier terminated by the Board of Directors or stockholders, the issuance of awards under the 1993 Plan will cease as of September 15, 2003.

     Stock options granted under the 1993 Plan provide for purchase of shares of our Common Stock at prices determined by the Compensation Committee; provided that the option price shall not be less than the fair market value (as defined in the 1993 Plan) thereof on the date the option is granted unless such option is granted in connection with a deferral election under the 1993 Plan. The number of stock options that an individual participant may be granted from the 1993 Plan during any fiscal year of the Company is limited to 500,000 shares.

     Options granted under the 1993 Plan are exercisable at such times and subject to such restrictions and conditions as the Compensation Committee shall approve, but in no event may any option be exercisable prior to six months following its grant. Options may only be transferred under the laws of descent and distribution and shall be exercisable only by the participant during the participant's lifetime. The option exercise price is payable in cash or in shares of our Common Stock having a fair market value equal to the exercise price that have been held by the participant for at least six months, or in a combination of cash and such shares. The Compensation Committee may also allow, along with other means of exercise, cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities laws. Upon the termination of the participant's employment due to death, disability or retirement, all outstanding options that are then vested shall be exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability, or for the shorter of their remaining term or three years after termination of employment in the case of retirement. Upon termination of employment of a participant for any reason other than set forth in the preceding sentence, all options held by the participant that are then vested shall be exercisable for the shorter of their remaining term or three months following the effective date of termination of employment. Upon the termination of a participant's employment for any reason, all options then held by the participant that are not then vested shall be forfeited; provided, however, the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the options of a participant not vested as of such date. If the employment of a participant is terminated by us for cause, all outstanding options held by the participant are forfeited immediately to us and no additional exercise period is allowed, regardless of whether any of the options are vested.

     There are generally no federal tax consequences either to the participant or to us upon the grant of a stock option. On exercise of an incentive stock option, the participant will not recognize any income and we will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the participant under the alternative minimum tax provisions of the Code. Upon the exercise of an incentive stock option, the difference between the fair market value of the shares on the date of exercise and the exercise price paid by the participant generally must be included in the participant's alternative minimum taxable income. Generally, if the participant disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the participant will recognize compensation income and we will be entitled to a deduction for tax purposes in the amount of the excess of the fair market value of the purchased shares of Common Stock on the date of exercise over the stock option exercise price (or the gain on sale, if less). Otherwise, we will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the participant will be treated as a capital gain. On exercise of a nonqualified stock option, the amount by which the fair market value of our Common Stock on the date of exercise exceeds the stock option exercise price will generally be taxable to the participant as compensation income and will generally be deductible for tax purposes by us. The disposition of shares of our Common Stock acquired upon exercise of a nonqualified stock option will generally result in a capital gain or loss for the participant but will have no tax consequences for us.

     SARs granted under the 1993 Plan may take the form of affiliated SARs, freestanding SARs, tandem SARs, or any combination of these forms of SARs. Affiliated SARs may be granted in connection with related stock options and may be automatically exercised upon exercise of the related stock option, with the grant price being equal to the option price of the related stock option. Freestanding SARs may be granted independent of the grant of any stock option with a grant price at least equal to the fair market value of a share of our Common Stock on the date of grant. Tandem SARs are granted in conjunction with a related stock option at a grant price equal to the option price of the related stock option. Either the stock option or the tandem SAR will be adjusted for exercise of the other since the exercise of a stock option or the tandem SAR requires the surrender of the right to exercise the equivalent portion of the stock option or the tandem SAR, as applicable. The term of any SAR granted under the 1993 Plan may not exceed ten years.

     Upon exercise of an SAR, the participant will receive the difference between the fair market value of one share of our Common Stock on the date of exercise and the grant price, multiplied by the number of shares with respect to which the SAR is exercised. Payment received upon exercise of an SAR may be in cash, in shares of our Common Stock having a fair market value equal to the value of the SAR being exercised, or partly in cash and partly in shares of our Common Stock, as determined by the Compensation Committee in its discretion. The Compensation Committee may impose restrictions on the exercise of SARs, including the imposition of window periods for exercise of an SAR for persons required to file reports pursuant to the provisions of Section 16 of the Exchange Act. Upon the death, disability or retirement of a participant, all outstanding SARs that are exercisable on the termination date shall remain exercisable for the shorter of their remaining term or one year after termination of employment in the case of death or disability or for the shorter of their remaining term or three years after termination of employment in the case of retirement. Upon the termination of employment of a participant for any reason other than set forth in the preceding sentence, all SARs held by the participant that are then vested shall be exercisable for the shorter of their remaining term or three months following the effective date of termination of employment. Upon the termination of a participant's employment for any reason, all SARs then held by the participant that are not then vested shall be forfeited; provided, however, that the Compensation Committee, in its sole discretion, may immediately vest all or any portion of the SARs of a participant not vested as of such date. If the employment of a participant is terminated by us for cause, all outstanding SARs held by the participant are forfeited immediately to us and no additional exercise period is allowed, regardless of whether any of the SARs are vested. SARs may only be transferred under the laws of descent and distribution and shall be exercisable during his or her lifetime only by the participant.

     As a general rule, no federal income tax is imposed on the participant upon the grant of an SAR. In addition, we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of an SAR, the participant will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of any shares distributed to the participant.

     Upon the exercise of an SAR, subject to the application of section 162(m) of the Code, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized by the participant. Upon a subsequent disposition of any shares received upon exercise of an SAR, any appreciation after the date of exercise should qualify as capital gain.

     The Compensation Committee may grant restricted shares of our Common Stock to eligible employees, in such amounts, and subject to such terms and conditions (which may depend upon or be related to performance goals and other conditions) as the Compensation Committee shall determine in its discretion. The total amount of restricted stock that can be awarded during the life of the 1993 Plan is limited to 750,000 shares of our Common Stock. Certificates for the shares of our Common Stock covered by the award shall have appropriate restrictive legends placed on them with respect to such restrictions. Subject to the applicable restrictions, the grantee shall have the rights of a stockholder with respect to such shares. The shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable restriction period established by the Compensation Committee or upon earlier satisfaction of any other conditions specified by the Compensation Committee in its sole discretion. In addition, no restricted stock granted under the 1993 Plan may become vested in a participant sooner than six months following the date of its grant. In the event the employment of a participant is terminated by reason of death, disability or retirement, all unvested shares of restricted stock shall immediately be forfeited; provided, however, that the Compensation Committee, in its sole discretion, shall have the right to provide for accelerated vesting of some or all unvested shares of restricted stock. In the event employment of a participant shall terminate for any other reason, all shares of restricted stock held by the participant that are not vested as of the effective date of the termination of employment shall be immediately forfeited and returned to us; provided, however, that the Compensation Committee, in its sole discretion, shall have the right, except in the case of termination of employment for cause, to provide for the lapse of restrictions on the restricted stock following employment termination, upon such terms and provisions as it deems proper.

     A participant who has been granted restricted stock under the 1993 Plan will not realize taxable income at the time of grant, and we will not be entitled to a deduction at the time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the participant will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of section 162(m) of the Code, we will be entitled to a corresponding deduction. Dividends paid to the participant during the period that the forfeiture restrictions apply also will be treated as compensation income to the participant and deductible as such by us.

     The participant, however, may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the participant makes this election, (a) we will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in section 162(m) of the Code), (b) dividends paid to the participant during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     The Compensation Committee may grant performance shares and performance units awards to eligible employees, in such amounts, and subject to such terms and conditions as the Compensation Committee shall in its discretion determine. Upon the attainment of performance goals established by the Compensation Committee, the grantee of such awards shall receive payment of the value of performance shares and performance units earned in cash or shares of our Common Stock, or in a combination of cash and shares of our Common Stock, that have an aggregate fair market value equal to the value of the earned performance shares at the close of the applicable performance period, in such combination as the Compensation Committee shall, in its sole discretion, determine. In the event the employment of a participant is terminated by reason of death, disability, retirement or involuntary termination without cause during the performance period, the participant shall receive a prorated payout of the performance units and performance shares earned, which shall be determined by the Compensation Committee in its sole discretion, and which shall be based upon the length of time the participant held the award during the performance period and which shall be further adjusted based upon the achievement of the preestablished performance goals. Such payment in the event of termination shall be made at the same time as payments are made to participants who did not terminate employment during the applicable performance period; provided, however, that the Compensation Committee, in its sole discretion, shall have the power to accelerate the payment of the performance units and performance shares to participants whose employment has terminated. In the event that a participant's employment terminates for any reason other than the foregoing reasons, all performance units and performance shares shall be forfeited by the participant to us. Performance units and performance shares may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. During the participant's lifetime, the participant's rights under the 1993 Plan shall be exercisable only by the participant or the participant's legal representative.

     A participant who is granted a performance unit under the 1993 Plan generally will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When the performance goals applicable to the performance units are attained and amounts are due under the performance units (either in cash and/or in shares of our Common Stock), the participant will be treated as receiving compensation taxable as ordinary income, and, subject to the application of section 162(m) of the Code, we will be entitled to a corresponding deduction.

     Performance shares granted under the 1993 Plan generally have the same tax consequences as restricted stock awards discussed above.

     Section 162(m) of the Code generally precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under section 162(m) as "performance-based" specifically is exempt from the deduction limit. Based on section 162(m) and the regulations issued thereunder, we believe that the income generated in connection with the exercise of nonqualified stock options granted under the 1993 Plan should qualify as performance-based compensation and, accordingly, our deductions for such compensation should not be limited by section 162(m). Awards of SARs, restricted stock, performance shares and performance units under the 1993 Plan will not qualify as performance-based compensation and, therefore, our compensation expense deductions relating to such awards will be subject to the section 162(m) deduction limitation.

     In the event that (i) any "person," as the term is defined under the Exchange Act (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our stock), acquires beneficial ownership of more than 50 percent of the outstanding voting securities, (ii) a majority of the individuals who constitute the Board of Directors at any time shall cease to be made up of "qualified directors," or (iii) our stockholders approve a merger or consolidation with or involving any other corporation, other than in a transaction that would result in the voting securities of the Company outstanding immediately prior to such transaction continuing to represent at least 50 percent of the outstanding voting securities of the Company immediately after such transaction, then any stock option or SAR outstanding shall become fully vested and fully exercisable, any restriction periods and restrictions imposed on restricted stock shall lapse, the target value obtainable under all performance units and performance shares shall be deemed to have been fully earned for the portion of the performance period that has elapsed through such date and the Compensation Committee may, in its discretion, make any other modifications to any awards as determined by the Compensation Committee to be deemed appropriate before the effective date of such transaction.

     A "qualified director" is a director who meets any of the following criteria: (1) was a director immediately after the effective date of the Reclassification (as defined in our Registration Statement on Form S-4, relating to the 1993 Annual Meeting of Stockholders), including the three new directors elected in connection therewith; (2) was a director immediately after our 1994 Annual Meeting of Stockholders; or (3) any director nominated for election as a director or elected to the Board of Directors by the directors to fill a vacancy by a vote of directors, and at the time of such nomination or election at least a majority of the directors were qualified directors.

REQUIRED SHAREHOLDER APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at the annual meeting is required to approve the 1993 Plan Amendment to increase the number of shares that can be granted under the 1993 Plan. Under Delaware law and the Restated Certificate of Incorporation and By-laws, Abstentions as to proposal two will have the same effect as votes against such proposal. Broker Non-Votes, however, will be deemed shares not entitled to vote on such matters, and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE TESORO PETROLEUM CORPORATION AMENDED AND RESTATED EXECUTIVE LONG-TERM INCENTIVE PLAN.

            3. INCREASE IN THE NUMBER OF SHARES THAT CAN BE GRANTED UNDER THE TESORO PETROLEUM CORPORATION 1995 NON-EMPLOYEE
                    DIRECTOR STOCK OPTION PLAN ("1995 PLAN")

     On May 13, 2002, the Board of Directors unanimously approved, subject to the approval of the stockholders, an amendment (the "1995 Plan Amendment") to the 1995 Plan, a copy of which is attached as Exhibit B to this Proxy Statement and is incorporated herein by reference. The Board of Directors is unanimously recommending that our stockholders approve the 1995 Plan Amendment that would increase the total number of shares of our Common Stock available for grant under the 1995 Plan from 150,000 to 300,000. The increase in the total number of shares available is necessary because, as of May 13, 2002, only 16,000 shares of our Common Stock were available for grant under the 1995 Plan. The Board of Directors believes that this number is insufficient to provide for the future participation of non-employee directors who are eligible for grants under the 1995 Plan.

     Persons eligible to participate in the 1995 Plan include all of our non-employee directors who are not eligible to participate in our other stock-based compensation programs. It is presently anticipated that six directors of the Company would be considered eligible to receive future stock incentives under the 1995 Plan.

1995 PLAN SUMMARY

     The 1995 Non-Employee Director Stock Option Plan was approved by our stockholders at the annual meeting of stockholders held on May 4, 1995. The 1995 Plan is intended as an incentive to encourage non-employee directors, who are not eligible to participate in our other stock-based compensation programs, to increase their stock ownership and proprietary interest in the success of the Company and to continue as our directors. The purpose of the 1995 Plan is to continue to attract to the Board of Directors and to retain highly qualified individuals by enabling them to participate in our growth through automatic, non-discretionary annual stock option awards. The material provisions of the 1995 Plan as amended to date and as proposed to be further amended as described in this proxy statement, are summarized as follows, but are qualified in entirety by reference to the full text of the 1995 Plan.

     Only those members of the Board of Directors who are not employees of the Company or any of its subsidiaries are eligible to participate in the 1995 Plan. The 1995 Plan provides that options to purchase 5,000 shares of our Common Stock will be awarded to each new non-employee director and options to purchase 3,000 shares of our Common Stock will be awarded to every non-employee director on the day following each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held, until the termination of the 1995 Plan on February 23, 2005. Since only 16,000 shares of our Common Stock currently are available for grant under the 1995 Plan, if the 1995 Plan Amendment is not approved at the annual meeting, each non-employee director will receive options to purchase fewer than 3,000 shares of our Common Stock on the day following the annual meeting.

     Options granted under the 1995 Plan are required to be non-qualified stock options. The exercise price of each option granted under the 1995 Plan will be 100 percent of the fair market value (as defined in the 1995

Plan) of a share of our Common Stock on the date such option is granted. The closing price per share of our Common Stock as traded on the NYSE on May 1, 2002, was $10.36. Stock options granted under the 1995 Plan will vest and become exercisable six months after the dates of grant and will generally remain exercisable for a term of ten years. The exercise price shall be paid to us in cash or, under certain circumstances, in shares of our Common Stock valued at fair market value on the date of exercise.

     If an optionee ceases to be a director for any reason other than death, permanent disability or retirement from the Board of Directors, any option that is then vested will remain exercisable for the shorter of the remaining term and three months following the date of such cessation. If a director dies, becomes permanently disabled while in office or retires from our Board of Directors, any option that is then held by him will continue fully in effect following the date of such death, disability or retirement (including provisions for subsequent vesting of the options) and will terminate on the date of expiration of the option whether or not the option was vested and exercisable on the date of such death, disability or retirement. Upon the death of an optionee, his executors, administrators or any person or person to whom his option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to the termination of the option, to exercise the option in respect to the number of shares that the optionee would have been entitled to exercise if he were still alive.

     The 1995 Plan provides for an adjustment in the number of shares covered by stock options granted and exercise prices upon a subdivision or consolidation of shares, a recapitalization, stock split, stock dividend, merger and certain other corporate events.

     There are generally no federal tax consequences to a director or to us upon the grant of a non-qualified stock option under the 1995 Plan. Subject to limited exceptions, a director or former director will recognize compensation income, and we will generally be entitled to a tax deduction, on the date of the exercise of a non-qualified stock option equal to the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the stock option exercise price. If the option price is paid in whole or in part in shares of our Common Stock, no income, gain or loss is recognized by a director or former director on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. Subject to limited exceptions, the fair market value of the remainder of the shares received upon exercise of a non-qualified option, determined as of the date of exercise, less the amount of cash paid upon exercise, if any, is treated as compensation income received by the director or former director and is deductible by us for tax purposes.

REQUIRED SHAREHOLDER APPROVAL

     The affirmative vote of the holders of a majority of the outstanding shares present, or represented, and entitled to vote at the annual meeting is required to approve the 1995 Plan Amendment to increase the number of shares that can be granted under the 1995 Plan. Under Delaware law and the Restated Certificate of Incorporation and By-laws, Abstentions as to proposal three will have the same effect as votes against such proposal. Broker Non-Votes, however, will be deemed shares not entitled to vote on such matters, and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE TESORO PETROLEUM CORPORATION 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

     4.  SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The table set forth below provides information regarding compensation to be received by certain of our officers and directors under the 1993 Plan and under the 1995 Plan.

                               NEW PLAN BENEFITS

                                                            1993 PLAN              1995 PLAN
                                                       --------------------   --------------------
                                                        DOLLAR    NUMBER OF    DOLLAR    NUMBER OF
NAME AND POSITION                                      VALUE($)     UNITS     VALUE($)     UNITS
-----------------                                      --------   ---------   --------   ---------
Bruce A. Smith.......................................     (a)        (a)         --            --
  Chairman of the Board of Directors,
  President and Chief Executive Officer
William T. Van Kleef.................................     (a)        (a)         --            --
  Executive Vice President and Chief Operating
  Officer
James C. Reed, Jr....................................     (a)        (a)         --            --
  Executive Vice President, General Counsel and
  Secretary
Stephen L. Wormington................................     (a)        (a)         --            --
  Executive Vice President, Supply and Distribution,
  Tesoro Refining and Marketing Company
Thomas E. Reardon....................................     (a)        (a)         --            --
  Executive Vice President, Corporate Resources
Executive Group......................................     (a)        (a)         --            --
Non-Executive Director Group.........................     --         --          (b)           (c)
Non-Executive Officer Employee Group.................     --         --          --            --

---------------

(a) As of May 13, 2002, there were 35,975 shares of our Common Stock available for grant under the 1993 Plan. If the 1993 Plan Amendment is approved at the annual meeting, an additional 2,000,000 shares will be available for grant under the 1993 Plan. The amounts of future grants under the 1993 Plan are not determinable since the 1993 Plan is a flexible plan that gives the Compensation Committee broad discretion to fashion the terms of awards in order to provide eligible participants with stock-based incentives as the Compensation Committee deems appropriate. It permits the issuance of awards in a variety of forms, including (i) restricted stock, (ii) incentive stock options, (iii) nonqualified stock options (incentive and nonqualified stock options are referred to collectively as "options"), (iv) SARs, and (v) performance share and performance unit awards. No awards were granted under the 1993 Plan during 2001.

(b) All options under the 1995 Plan become exercisable six months after the date of grant and have an exercise price equal to the fair market value of our Common Stock on the date of grant.

(c) As of May 13, 2002, there were 16,000 shares of our Common Stock available for grant under the 1995 Plan. If the 1995 Plan Amendment is approved at the annual meeting, an additional 150,000 shares will be available for grant under the 1995 Plan. The 1995 Plan provides that each newly-elected non-employee director initially receives an option to purchase 5,000 shares of our Common Stock. Furthermore, each non-employee director, while the 1995 Plan is in effect and shares are available to grant, is granted an option to purchase 3,000 shares of our Common Stock on the next day after each annual meeting of our stockholders, but not later than June 1 if no annual meeting is held.

     At any time and from time to time, the Board of Directors of the Company may terminate, amend or modify the 1993 Plan or the 1995 Plan. However, without the approval of the stockholders of the Company, no such termination, amendment or modification may (1) materially increase the total number of shares which may be issued under the 1993 Plan (except for adjustments resulting from any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination or other change in the corporate structure of the Company affecting our Common Stock), (2) materially modify the eligibility requirements or (3) materially increase the benefits accruing under the 1993 Plan. Similarly, without the stockholder approval, the Board of Directors generally (subject to certain exceptions) may not (1) change the aggregate number of shares which may be issued under options pursuant to the provisions of the 1995 Plan, (2) reduce the option price permitted for options under the 1995 Plan or (3) extend the term during which an option may be exercised or the termination date of the 1995 Plan. In addition, the terms of the 1995 Plan stating who may participate in the 1995 Plan, the number of shares of stock subject to an option which may be granted to any participant, the determination of the option price, the time for vesting and the term of an option may not be amended more often than once every six months.

     The following table summarizes, as of December 31, 2001, certain information regarding equity compensation to our employees, officers, directors and other persons under our equity compensation plans (excluding any amendments to our Amended and Restated Executive Long-Term Incentive Plan and our 1995 Non-Employee Director Stock Option Plan to be voted on in connection with the 2002 Annual Meeting of Stockholders as described in this proxy statement; such amendments, if adopted, will increase the number of securities remaining available for future issuance under equity compensation plans by 2,150,000 shares).

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                               NUMBER OF
                                                                                         SECURITIES REMAINING
                                                                                         AVAILABLE FOR FUTURE
                                              NUMBER OF                                  ISSUANCE UNDER EQUITY
                                       SECURITIES TO BE ISSUED     WEIGHTED-AVERAGE       COMPENSATION PLANS
                                          UPON EXERCISE OF        EXERCISE PRICE OF      (EXCLUDING SECURITIES
                                        OUTSTANDING OPTIONS,     OUTSTANDING OPTIONS,   REFLECTED IN THE SECOND
PLAN CATEGORY                            WARRANTS AND RIGHTS     WARRANTS AND RIGHTS            COLUMN)
-------------                          -----------------------   --------------------   -----------------------
Equity compensation plans approved by
  security holders...................         4,132,137                 $12.94                  455,040
Equity compensation plans not
  approved by security holders(a)....           719,000                 $10.45                   81,000
                                              ---------                 ------                  -------
  Total..............................         4,851,137                 $12.57                  536,040
                                              =========                 ======                  =======

---------------

(a) The 1999 Plan was approved by the Company's Board of Directors in November 1999. The 1999 Plan provides for the granting of stock options to eligible persons employed by the Company who are not executive officers of the Company. Under the 1999 Plan, the total number of stock options which may be granted is 800,000 shares. Stock options may be granted at not less than the fair market value (as defined in the 1999 Plan) on the date the options are granted and generally become exercisable after one year in 25 percent annual increments. The options expire ten years after the date of grant. The Board of Directors may amend, terminate or suspend the 1999 Plan at any time. At May 1, 2002, the Company had 66,000 shares available for future grants under the 1999 Plan.

                    5.  APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for the Company and its subsidiaries for fiscal year 2002 be ratified by the stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the 2002 Annual Meeting of Stockholders and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement at the annual meeting if they desire to do so. Under Delaware law, the Restated Certificate of Incorporation and By-laws, a majority of the votes cast are required to approve the ratification of the appointment of Deloitte & Touche LLP as auditors. Abstentions and Broker Non-Votes are not votes "cast" on the question and therefore will not count as votes for or against the proposal, and will not be included in calculating the number of votes necessary for approval of the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY AND ITS SUBSIDIARIES FOR FISCAL YEAR 2002.

                             ---------------------

AUDIT COMMITTEE REPORT FOR FISCAL YEAR 2001

     In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee is composed of four directors who are not officers of the Company. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with the Company's controller and independent auditors prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's responsibilities, budget and staffing and concurred in the appointment of the head of the Internal Audit department. The Audit Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees", and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Audit Committee also discussed priority items resulting from internal audit examinations.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2001, with management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

     In reliance on these reviews and discussions and on the report of the independent auditors, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Steven H. Grapstein, Chairman
William J. Johnson
A. Maurice Myers
Donald H. Schmude

May 13, 2002

                             ---------------------

DELOITTE & TOUCHE FEES FOR 2001

  AUDIT FEES

     The aggregate fees for professional services rendered by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche") in connection with their audit of our consolidated financial statements and reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for the year ended December 31, 2001 were $859,250.

  FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     There were no professional services rendered by Deloitte & Touche in the year ended December 31, 2001 relating to financial information systems design and implementation.

  ALL OTHER FEES

     The aggregate fees for all other services rendered by Deloitte & Touche in the year ended December 31, 2001 were $2,215,683 and can be sub-categorized as follows:

          Attestation Fees. The aggregate fees for attestation services rendered by Deloitte & Touche for matters such as comfort letters and consents related to SEC and other registration statements, audits of employee benefit plans, agreed-upon procedures, consultation and related services on acquisitions and consultation on accounting standards or transactions were $511,485.

          Tax Fees. The aggregate fees for tax services rendered by Deloitte & Touche for matters such as preparation of the U.S. federal income tax return and consultation on acquisitions and divestitures and other tax matters were $672,923.

          Other Fees. The aggregate fees for other services rendered by Deloitte & Touche for matters such as services regarding our purchase price allocations for acquisitions, consulting on price risk management and human resources matters and improving internal reporting processes were $1,031,275. Deloitte & Touche did not provide internal audit services to the Company.

     The Audit Committee of our Board of Directors has considered whether such non-audit services rendered by Deloitte & Touche are compatible with maintaining the principal accountant's independence.

                          6.  EXPENSES OF SOLICITATION

     We expect to solicit proxies primarily by mail, but our directors, officers and regular employees may also solicit by personal interview, telephone or similar means. All expenses in connection with the solicitation of proxies will be borne by us. Arrangements will be made by us for the forwarding, at our expense, of soliciting materials by brokers, nominees, fiduciaries and other custodians to their principals. We have retained a professional proxy soliciting organization, Innisfree M&A Incorporated, to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners, and possibly individual holders of record of 1,000 shares or more, by personal interview, telephone or similar means. We will pay such organization its customary fees, estimated not to exceed $8,500, and will reimburse such organization for certain expenses.

                          7.  STOCKHOLDERS' PROPOSALS

     Proposals of stockholders to be presented at the annual meeting to be held in 2003 must be received for inclusion in our proxy statement and form of proxy by January 21, 2003. In addition, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company at least 45 days (which for the 2003 meeting would be April 6, 2003) before the one-year anniversary of the date on which the Company first mailed its proxy materials for the immediately preceding annual meeting; provided, however, that in the event that the Company did not hold an annual meeting, or if the date of the annual meeting is changed more than

30 days from the prior year, then notice must be received by the Company a reasonable time before the Company mails its proxy materials.

                               8.  OTHER MATTERS

     As of the date of this Proxy Statement, our management has no knowledge of any matters to be presented for consideration at the meeting other than those referred to above. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote such proxy to the extent entitled in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                          JAMES C. REED, JR.
                                          Secretary

May 21, 2002

                                   EXHIBIT A
                                   AMENDMENT
            TO THE TESORO PETROLEUM CORPORATION AMENDED AND RESTATED
                       EXECUTIVE LONG-TERM INCENTIVE PLAN

     THIS AGREEMENT by Tesoro Petroleum Corporation (the "Sponsor"),

                                   WITNESSETH

     WHEREAS, the Sponsor maintains the Plan known as "Tesoro Petroleum Corporation Amended and Restated Executive Long-Term Incentive Plan" (the "Plan"); and

     WHEREAS, the Sponsor retained the right in Section 14.1 of the Plan to amend the Plan from time to time; and

     WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 6th day of March, 2002, to amend the Plan;

     NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the stockholders of the Sponsor, Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

     4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 herein, the total number of Shares available for grant under the Plan may not exceed 7,250,000. These shares may be either authorized but unissued or reacquired Shares.

     The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

             (a) While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

             (b) The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

             (c) The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs).

             (d) The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option.

             (e) The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted.

             (f) The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

                                                                       EXHIBIT B

                                   AMENDMENT
                      TO THE TESORO PETROLEUM CORPORATION
                  1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     THIS AGREEMENT by Tesoro Petroleum Corporation (the "Sponsor"),

                                   WITNESSETH

     WHEREAS, the Sponsor maintains the Plan known as "Tesoro Petroleum Corporation 1995 Non-Employee Director Stock Option Plan" (the "Plan"); and

     WHEREAS, the Sponsor retained the right in Paragraph 13 of the Plan to amend the Plan from time to time; and

     WHEREAS, the Board of Directors of the Sponsor approved resolutions on the 13th day of May, 2002, to amend the Plan;

     NOW, THEREFORE, the Sponsor agrees that, effective upon the approval of a majority of the stockholders of the Sponsor, Paragraph 3 of the Plan is hereby amended in its entirety to read as follows:

     3. Option Shares. The stock subject to the Options and other provisions of the Plan shall be shares of the Company's Common Stock, $.16 2/3 par value (or such other par value as may be designated by act of the Company's stockholders) (the "Common Stock"). In addition, for purposes of the Plan and the Options, the term Common Stock shall also be deemed to include any rights to purchase ("Rights") the Participating Preferred Stock, no par value, of the Company that may then be trading with the Common Stock as provided in the Rights Agreement between the Company and Chemical Bank, N.A., relating to the Rights. The total amount of the Common Stock with respect to which Options may be granted shall not exceed in the aggregate 300,000 shares; provided, that the class and aggregate number of shares that may be subject to the Options granted hereunder shall be subject to adjustment in accordance with the provisions of Paragraph 12 hereof. Such shares may be treasury shares or authorized but unissued shares.

     If any outstanding Option shall expire, terminate or be surrendered for any reason or cause, including, but not limited to, the death of the optionee or the fact that the optionee ceases to be a director, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

PROXY

                    TESORO PETROLEUM CORPORATION THRIFT PLAN

                                     AND/OR

                TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 20, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned participant in the TESORO PETROLEUM CORPORATION THRIFT PLAN and/or TESORO PETROLEUM CORPORATION RETAIL SAVINGS PLAN (the "Plan(s)") hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 110 West 600 South, Salt Lake City, Utah, on Thursday, June 20, 2002, at 8:00 A.M. Mountain time, and directs Fidelity Management Trust Company, Trustee, to vote (or cause to be voted) all shares of Common Stock of Tesoro Petroleum Corporation (the "Company") allocated to the undersigned's account under the Plan(s) and held in the Trustee's name at the close of business on May 1, 2002, at said meeting and at any adjournment thereof. Said Trustee is authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposals, more fully set forth in the Proxy Statement, and in its discretion upon such other matters as may properly come before the meeting.

                (Continued and to be signed on the reverse side)

-------------------------------------------------------------------------------
                            o FOLD AND DETACH HERE o

                                                                                                           Please mark     [X]
                                                                                                        your choice like
                                                                                                        this X in blue or
                                                                                                            black ink

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.

                                                                                                              FOR   AGAINST  ABSTAIN
ITEM 1 -- Election of 7 directors (all nominated               ITEM 2 -- Proposal to amend the Amended and    [ ]      [ ]     [ ]
as directors to serve for the terms indicated in               Restated Executive Long-Term Incentive Plan
the Proxy Statement).                                          to increase the number of shares that can be
                                                               granted thereunder.
           FOR               WITHHELD                                                                         FOR   AGAINST  ABSTAIN
      all nominees        for all nominees                     ITEM 3 -- Proposal to amend the 1995           [ ]      [ ]     [ ]
           [ ]                 [ ]                             Non-Employee Director Stock Option Plan to
                                                               increase the number of shares for which
Nominees: 01 James F. Clingman, Jr.; 02 Steven H.              options can be granted thereunder.
Grapstein; 03 William J. Johnson; 04 A. Maurice                                                               FOR   AGAINST  ABSTAIN
Myers; 05 Donald H. Schmude; 06 Bruce A. Smith;                ITEM 4 -- Ratification of the appointment      [ ]      [ ]     [ ]
and 07 Patrick J. Ward.                                        of Deloitte & Touche LLP as the Company's
                                                               independent auditors for fiscal year 2002.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR                 ITEM 5 -- To transact such other business as may properly come before
STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.             the meeting or any adjournment thereof.

                                                                                IF THERE ARE NO BOXES MARKED WITH
                                                                                RESPECT TO ITEMS 2, 3 OR 4, THEN
                                                                                DIRECTION IS GIVEN TO VOTE FOR THE ITEMS
                                                                                AS TO WHICH NO BOX HAS BEEN MARKED.

                                                                                Dated:                            , 2002
                                                                                       ---------------------------
                                                                                Signature:
                                                                                           -----------------------------

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL
TITLE AS SUCH.

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
PROXY

                          TESORO PETROLEUM CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS, JUNE 20, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

          PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

    The undersigned hereby appoints BRUCE A. SMITH and JAMES C. REED, JR., and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution, to vote all the shares of Common
Stock of Tesoro Petroleum Corporation (the "Company") held in the name of the undersigned at the close of business on May 1, 2002, at the Annual Meeting of Stockholders to be held at the Embassy Suites Hotel, 110 West 600 South, Salt
Lake City, Utah, on Thursday, June 20, 2002, at 8:00 A.M. Mountain time, and at any adjournment thereof, with all the powers the undersigned would have if personally present, upon the matters set forth in the Notice of such meeting and as indicated in the following sentence. Said proxies are authorized to vote in accordance with the Proxy Statement for the election of the persons nominated pursuant thereto as directors (unless authority is withheld as provided), as indicated on the reverse side upon the following proposals, more fully set forth in the Proxy Statement, and in their discretion upon such other matters as may properly come before the meeting.


                (Continued and to be signed on the reverse side)

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
                                                                                                           Please mark     [X]
                                                                                                        your choice like
                                                                                                        this X in blue or
                                                                                                            black ink

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.

                                                                                                              FOR   AGAINST  ABSTAIN
ITEM 1 -- Election of 7 directors (all nominated               ITEM 2 -- Proposal to amend the Amended and    [ ]      [ ]     [ ]
as directors to serve for the terms indicated in               Restated Executive Long-Term Incentive Plan
the Proxy Statement).                                          to increase the number of shares that can be
                                                               granted thereunder.
           FOR               WITHHELD                                                                         FOR   AGAINST  ABSTAIN
      all nominees        for all nominees                     ITEM 3 -- Proposal to amend the 1995           [ ]      [ ]     [ ]
           [ ]                 [ ]                             Non-Employee Director Stock Option Plan to
                                                               increase the number of shares for which
Nominees: 01 James F. Clingman, Jr.; 02 Steven H.              options can be granted thereunder.
Grapstein; 03 William J. Johnson; 04 A. Maurice                                                               FOR   AGAINST  ABSTAIN
Myers; 05 Donald H. Schmude; 06 Bruce A. Smith;                ITEM 4 -- Ratification of the appointment      [ ]      [ ]     [ ]
and 07 Patrick J. Ward.                                        of Deloitte & Touche LLP as the Company's
                                                               independent auditors for fiscal year 2002.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, DRAW A LINE THROUGH OR                 ITEM 5 -- To transact such other business as may properly come before
STRIKE OUT THAT NOMINEE'S NAME AS SET FORTH ABOVE.             the meeting or any adjournment thereof.
AUTHORITY IS GRANTED TO VOTE FOR THE ELECTION OF
EACH NOMINEE UNLESS SPECIFICALLY WITHHELD.

                                                                                THIS PROXY WHEN PROPERLY EXECUTED AND
                                                                                RETURNED WILL BE VOTED IN THE MANNER
                                                                                DIRECTED BY THE UNDERSIGNED STOCKHOLDER.
                                                                                IF NO DIRECTION IS GIVEN, THIS PROXY
                                                                                WILL BE VOTED FOR THE NOMINEES LISTED IN
                                                                                ITEM 1 AND FOR ITEMS 2, 3, AND 4.

                                                                                Dated:                            , 2002
                                                                                      ---------------------------
                                                                                Signature:
                                                                                           -----------------------------
                                                                                Signature:
                                                                                           -----------------------------

PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME
BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

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